UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2015

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle

Suite 3500

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act.

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of Omega Healthcare Investors, Inc., a Maryland corporation (“Omega”), was held on March 27, 2015 in Hunt Valley, Maryland (the “Special Meeting”) to vote on the proposals set forth in Omega’s joint proxy statement/prospectus dated February 25, 2015 and first mailed to Omega’s stockholders on or about February 25, 2015. A total of 98,583,030 shares of Omega’s common stock, out of a total of 138,617,823 outstanding shares of common stock entitled to vote as of February 12, 2015 (the “Record Date”), were present in person or represented by proxy at the Special Meeting, which constituted a quorum. A summary of the voting results for the proposals is set forth below.

(1) Proposal to approve the Omega stock issuance

At the Special Meeting, Omega’s stockholders voted upon and approved a proposal to approve the issuance of shares of Omega common stock to Aviv REIT. Inc., a Maryland corporation (“Aviv”), stockholders in connection with the merger and the other transactions contemplated by the Agreement and Plan of Merger, dated as of October 30, 2014, by and among Omega, OHI Healthcare Properties Holdco, Inc., OHI Healthcare Properties Limited Partnership, Aviv and Aviv Healthcare Limited Partnership (the “Merger Agreement”). Approximately 69% of the outstanding shares of Omega’s common stock as of the Record Date were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
95,993,848	2,103,957	440,225	0

(2) Proposal to amend Omega’s charter to increase the number of authorized shares of Omega common stock

At the Special Meeting, Omega stockholders also voted upon and approved a proposal to amend Omega’s charter to increase the number of authorized shares of Omega capital stock from 220,000,000 to 370,000,000 and the number of authorized shares of Omega common stock from 200,000,000 to 350,000,000. Approximately 99% of the votes cast on such proposal were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
97,099,269	989,404	449,357	0

(3) Proposal to amend Omega’s charter to declassify Omega’s board of directors and provide that directors be elected for one-year terms

At the Special Meeting, Omega stockholders also voted upon a proposal to amend Omega’s charter to declassify Omega’s board of directors and provide that directors shall be elected for one-year terms after a phase in period. Over 99% of the votes cast on the proposal, representing approximately 71% of the outstanding common stock, were voted in favor of the proposal, which required the affirmative vote of at least 80% of the outstanding common stock entitled to vote thereon. Accordingly the proposal was not approved.

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The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
97,786,252	440,880	310,898	0

(4) Proposal to amend Omega’s charter to remove the supermajority voting requirement for future amendments relating to the terms of directors

At the Special Meeting, Omega stockholders also voted upon and approved a proposal to amend Omega’s charter to remove the supermajority voting requirement for future amendments relating to the terms of directors. Approximately 99% of the votes cast on such proposal were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
97,029,943	1,135,439	372,648	0

Omega did not call the vote on the adjournment of the Special Meeting as there were sufficient votes to approve the first and second proposal. No other proposals were submitted to a vote of Omega common stockholders at the Special Meeting.

Item 8.01. Other Events

On March 27, 2015, Omega issued a press release announcing the results of the aforementioned special meeting of stockholders. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release of Omega Healthcare Investors, Inc. dated March 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: March 27, 2015	By:	/s/ Robert O. Stephenson
Robert O. Stephenson
Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release of Omega Healthcare Investors, Inc. dated March 27, 2015

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